Exhibit 99.1

McKESSON REPORTS FISCAL 2020 SECOND-QUARTER RESULTS

•	Total revenues of $57.6 billion, reflecting 9% growth.

•	Loss per diluted share of $(3.99) and Adjusted Earnings per diluted share of $3.60.

•	Reaffirmed fiscal 2020 Adjusted EPS guidance range of $14.00 to $14.60.

IRVING, Texas, October 30, 2019 – McKesson Corporation (NYSE:MCK) today reported results for the second quarter ended September 30, 2019.

Fiscal 2020 Second-Quarter and Year-to-Date Result Summary

	Second Quarter			Year-to-Date
($ in millions, except per share amounts)	FY20	FY19	Change	FY20	FY19	Change
Revenues	$57,616	$53,075	9%	$113,344	$105,682	7%
Net income / (loss)[1]	($729)	$498	(246)%	($300)	$359	(184)%
Adjusted Earnings[1,2]	$661	$714	(7)%	$1,286	$1,303	(1)%
Earnings / (loss) per diluted share	($3.99)	$2.51	(259)%	($1.62)	$1.79	(191)%
Adjusted Earnings per diluted share[2]	$3.60	$3.60	—	$6.91	$6.50	6%

[1]	Represents continuing operations attributable to McKesson
[2]	Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“McKesson’s second-quarter results reflect continued momentum across the business as well as further progress against our cost savings initiatives,” said Brian Tyler, chief executive officer. “As we look forward to the second half of our fiscal year, we remain confident in the strength of our broad set of solutions and capabilities, delivering execution against our strategic imperatives as we become a more focused and efficient organization.”

Revenues increased 9% year-over-year, primarily driven by growth in the U.S. Pharmaceutical and Specialty Solutions segment, largely due to branded pharmaceutical price increases and higher volumes from a retail national account customer.

Loss per diluted share of $(3.99) included charges of approximately $1.4 billion, or $5.73 per diluted share, primarily related to an impairment in connection with McKesson’s planned exit of its investment in Change Healthcare. Adjusted Earnings per diluted share of $3.60 was flat year-over-year, as a lower share count and growth in the Medical-Surgical and McKesson Prescription Technology Solutions (MRxTS) businesses were offset primarily by the lapping of a prior year pre-tax benefit of $90 million, or $0.33 per diluted share, related to a reversal of a contractual liability associated with McKesson’s investment in Change Healthcare. Excluding the prior year benefit of $0.33 per diluted share from Adjusted Earnings, second-quarter results per diluted share increased 10%.

During the first half of the fiscal year, McKesson returned $1.6 billion of cash to shareholders via $1.4 billion of common stock repurchases and $148 million of dividend payments. For the first half of the fiscal year, McKesson used cash from operations of $159 million, and invested $184 million internally, resulting in negative free cash flow of $343 million.

U.S. Pharmaceutical and Specialty Solutions Segment

•

Revenues were $46.0 billion, up 10%, driven primarily by branded pharmaceutical price increases and increased specialty pharmaceutical volume from the company’s largest retail national account customer, partially offset by branded to generic conversions.

•

Operating profit was $639 million and operating margin was 1.39%. Adjusted operating profit was $641 million, up 1%, due to continued growth in the specialty businesses, partially offset by customer and product mix. Adjusted operating margin was 1.39%, down 14 basis points, primarily resulting from the higher volume of specialty pharmaceuticals.

European Pharmaceutical Solutions Segment

•	Revenues were $6.6 billion, down 1% on a reported basis and up 4% on an FX-adjusted basis, driven primarily by growth in the pharmaceutical distribution business.

•

Operating profit was $1 million and operating margin was 0.02%. Adjusted operating profit was $41 million, down 23%, and adjusted operating margin was 0.62%. On an FX-adjusted basis, adjusted operating profit was $43 million, down 19%, and adjusted operating margin was 0.62%, down 18 basis points, driven by the challenging retail pharmacy environment in the U.K.

Medical-Surgical Solutions Segment

•	Revenues were $2.1 billion, up 6%, driven primarily by growth in the Primary Care business, largely due to the increase in volume of pharmaceutical products.

•

Operating profit was $129 million and operating margin was 6.27%. Adjusted operating profit was $166 million, up 20%, and adjusted operating margin was 8.07%, up 99 basis points. The year-over-year growth primarily reflects growth in the Primary Care business and the lapping of bad debt expense in the prior year.

Other remaining businesses

•	Revenues were $3.0 billion, up 4% on a reported basis and up 5% on an FX-adjusted basis, driven by growth in the Canadian and MRxTS businesses.

•

Operating loss was $(1.3) billion driven by charges of approximately $1.4 billion, primarily related to an impairment in connection with McKesson’s planned exit of its investment in Change Healthcare. Adjusted operating profit was $221 million, down 26% on both a reported and FX-adjusted basis, primarily due to the lapping of the $90 million contractual liability reversal in the prior year and lower contribution from the company’s investment in Change Healthcare, partially offset by higher volumes in the MRxTS business.

Company Updates

•

On October 21, 2019, the company announced an agreement in principle to settle all claims against the company in the first track of the multi-district opioid litigation, related to two Ohio counties. As a result, McKesson recorded a pre-tax charge of $82 million within operating expenses for the second quarter of fiscal 2020.

•

McKesson recently published its FY19 Corporate Responsibility Report, describing how the company continues to work to use its economic, environmental, social and governance resources thoughtfully and responsibly. This global report puts emphasis on three topics: product quality and patient safety; eco-efficient transportation and operations; and better health for employees and communities.

•	McKesson opened a new distribution center in the Seattle area, an eco-friendly facility featuring the latest in supply chain technology and state-of-the-art automation.

•	Maria Martinez joined McKesson’s Board of Directors as a new independent director effective October 18, 2019.

Fiscal 2020 Outlook

•	McKesson reaffirmed fiscal 2020 Adjusted Earnings per diluted share guidance range of $14.00 - $14.60.

Conference Call Details

The company has scheduled a conference call for today, Wednesday, October 30th, at 8:00 AM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. The conference call can also be accessed by dialing 786-815-8297. The password is ‘McKesson’. A telephonic replay of this conference call will be available for 14 calendar days. For individuals wishing to listen to the replay, the dial-in number is 404-537-3406 and the pass code is 6206708. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events

McKesson management will be participating in the following investor conference:

•	38th Annual J.P. Morgan Healthcare Conference, January 13-16, 2020, in San Francisco, CA.

Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments as well as the related income tax effects for each of these items, as applicable. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2 and 3 of the financial statement tables included with this release.

The company does not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

FX-Adjusted

McKesson also presents its financial results on an FX-adjusted basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. FX-adjusted information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental FX-adjusted information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Free Cash Flow

McKesson also provides free cash flow, a non-GAAP measure. Free cash flow is defined as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as outlined in the company’s condensed consolidated statements of cash flows.

Cautionary Statements

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: changes in the healthcare industry and regulatory environment; fluctuations in foreign currency exchange rates; the impact of the Change Healthcare joint venture on the company’s results of operations; the company’s ability to manage and complete divestitures and distributions; material adverse resolution of pending legal proceedings, including those related to the distribution of controlled substances; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; and the potential inadequacy of insurance to cover property loss or liability claims.

About McKesson Corporation

McKesson Corporation, currently ranked 7th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, healthcare technology, community oncology and specialty care. McKesson partners with life sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities to improve patient care in every setting — one product, one partner, one patient at a time. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

###

Contacts:

Holly Weiss, 972-969-9174 (Investors and Financial Media)

Holly.Weiss@McKesson.com

David Matthews, 214-952-0833 (General and Business Media)

David.Matthews@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30,			Six Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Revenues	$57,616	$53,075	9%	$113,344	$105,682	7%
Cost of sales	(54,749)	(50,271)	9	(107,690)	(100,099)	8

Gross profit	2,867	2,804	2	5,654	5,583	1
Operating expenses (1) (2)	(2,196)	(2,033)	8	(4,326)	(4,063)	6
Goodwill impairment charges (3)	—	—	—	—	(570)	(100)
Restructuring, impairment and related charges (4)	(45)	(82)	(45)	(68)	(178)	(62)

Total operating expenses	(2,241)	(2,115)	6	(4,394)	(4,811)	(9)

Operating income	626	689	(9)	1,260	772	63
Other income (expense), net (5)	(78)	20	(490)	(41)	60	(168)
Equity earnings and charges from investment in Change Healthcare Joint Venture (6) (7) (8)	(1,454)	(56)	NM	(1,450)	(112)	NM
Interest expense	(64)	(66)	(3)	(120)	(127)	(6)

Income (loss) from continuing operations before income taxes	(970)	587	(265)	(351)	593	(159)
Income tax benefit (expense)	294	(35)	(940)	158	(122)	(230)

Income (loss) from continuing operations after tax	(676)	552	(222)	(193)	471	(141)
Income (loss) from discontinued operations, net of tax	(1)	1	(200)	(7)	2	(450)

Net income (loss)	(677)	553	(222)	(200)	473	(142)
Net income attributable to noncontrolling interests	(53)	(54)	(2)	(107)	(112)	(4)

Net income (loss) attributable to McKesson Corporation	$(730)	$499	(246)%	$(307)	$361	(185)%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$(3.99)	$2.51	(259)%	$(1.62)	$1.79	(191)%
Discontinued operations	—	—	—	(0.03)	0.01	(400)

Total	$(3.99)	$2.51	(259)%	$(1.65)	$1.80	(192)%

Basic
Continuing operations	$(3.99)	$2.52	(258)%	$(1.62)	$1.80	(190)%
Discontinued operations	—	—	—	(0.03)	0.01	(400)

Total	$(3.99)	$2.52	(258)%	$(1.65)	$1.81	(191)%

Dividends declared per common share	$0.41	$0.39		$0.80	$0.73

Weighted average common shares
Diluted	183	199	(8)%	185	201	(8)%
Basic	183	198	(8)	185	200	(8)

(a)	Certain computations may reflect rounding adjustments.
(b)	Net loss per diluted share for the second quarter and first half of fiscal 2020 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.

NM	Computation not meaningful

Refer to the section entitled “Financial Statement Notes” of this release.

For additional disclosures, refer to our applicable filings with the SEC, including our Quarterly Reports on Form 10-Q for fiscal 2020 and 2019 as well as our Annual Report on Form 10-K for fiscal 2019.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30, 2019								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$2,867	$—	$—	$(33)	$—	$(2)	$—	$2,832	2%	2%

Operating expenses (2) (4)	$(2,241)	$118	$16	$—	$—	$45	$84	$(1,978)	6%	5%

Other income (expense), net (5)	$(78)	$—	$3	$—	$—	$—	$105	$30	(490)%	50%

Equity earnings and charges from investment in Change Healthcare Joint Venture (6) (7) (8)	$(1,454)	$63	$263	$—	$—	$—	$1,167	$39	NM	(30)%

Income (loss) from continuing operations before income taxes	$(970)	$181	$282	$(33)	$—	$43	$1,356	$859	(265)%	(6)%

Income tax benefit (expense)	$294	$(42)	$(72)	$8	$—	$(10)	$(323)	$(145)	(940)%	(3)%

Income (loss) from continuing operations, net of tax, attributable to McKesson Corporation	$(729)	$139	$210	$(25)	$—	$33	$1,033	$661	(246)%	(7)%

Earnings (loss) per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (a) (b)	$(3.99)	$0.76	$1.14	$(0.14)	$—	$0.18	$5.62	$3.60 (c)	(259)%	—%

Diluted weighted average common shares	183	184	184	184	184	184	184	184	(8)%	(8)%

	Quarter Ended September 30, 2018
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$2,804	$—	$—	$(22)	$—	$—	$—	$2,782
Operating expenses (4)	$(2,115)	$121	$37	$—	$—	$82	$—	$(1,875)
Other income, net	$20	$—	$—	$—	$—	$—	$—	$20
Equity earnings and charges from investment in Change Healthcare Joint Venture (8)	$(56)	$77	$34	$—	$—	$—	$1	$56
Income from continuing operations before income taxes	$587	$198	$71	$(22)	$—	$82	$1	$917
Income tax expense	$(35)	$(48)	$(17)	$5	$—	$(15)	$(39)	$(149)
Income from continuing operations, net of tax, attributable to McKesson Corporation	$498	$150	$54	$(17)	$—	$67	$(38)	$714
Earnings per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$2.51	$0.75	$0.27	$(0.08)	$—	$0.34	$(0.19)	$3.60

Diluted weighted average common shares	199	199	199	199	199	199	199	199

(a)	Certain computations may reflect rounding adjustments.
(b)

We calculate GAAP net loss per diluted share for the second quarter of fiscal 2020 using a weighted average of 183 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate Adjusted Earnings per diluted share (Non-GAAP) for the second quarter of fiscal 2020 on a fully diluted basis, using a weighted average of 184 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any cross-footing differences in those items are due to different weighted average share counts.

(c)	Adjusted Earnings per diluted share on an FX-Adjusted basis for the second quarter of fiscal 2020 was $3.60.

NM	Computation not meaningful

Refer	to the section entitled “Financial Statement Notes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Six Months Ended September 30, 2019								Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$5,654	$—	$—	$(48)	$—	$(5)	$—	$5,601	1%	2%

Operating expenses (2) (4)	$(4,394)	$230	$33	$—	$—	$68	$86	$(3,977)	(9)%	3%

Other income (expense), net (5)	$(41)	$—	$3	$—	$—	$—	$123	$85	(168)%	39%

Equity earnings and charges from investment in Change Healthcare Joint Venture (6) (7) (8)	$(1,450)	$140	$290	$—	$—	$—	$1,167	$147	NM	23%

Income (loss) from continuing operations before income taxes	$(351)	$370	$326	$(48)	$—	$63	$1,376	$1,736	(159)%	1%

Income tax benefit (expense)	$158	$(87)	$(83)	$12	$—	$(15)	$(328)	$(343)	(230)%	15%

Income (loss) from continuing operations, net of tax, attributable to McKesson Corporation	$(300)	$283	$243	$(36)	$—	$48	$1,048	$1,286	(184)%	(1)%

Earnings (loss) per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (a) (b)	$(1.62)	$1.52	$1.31	$(0.19)	$—	$0.26	$5.63	$6.91 (c)	(191)%	6%

Diluted weighted average common shares	185	186	186	186	186	186	186	186	(8)%	(7)%

	Six Months Ended September 30, 2018

	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$5,583	$—	$1	$(43)	$(35)	$—	$—	$5,506
Operating expenses (1) (3) (4)	$(4,811)	$242	$57	$—	$—	$178	$487	$(3,847)
Other income, net	$60	$1	$—	$—	$—	$—	$—	$61
Equity earnings and charges from investment in Change Healthcare Joint Venture (8)	$(112)	$154	$74	$—	$—	$—	$4	$120
Income from continuing operations before income taxes	$593	$397	$132	$(43)	$(35)	$178	$491	$1,713
Income tax expense	$(122)	$(98)	$(33)	$11	$9	$(26)	$(39)	$(298)
Income from continuing operations, net of tax, attributable to McKesson Corporation	$359	$299	$99	$(32)	$(26)	$152	$452	$1,303
Earnings per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$1.79	$1.49	$0.49	$(0.16)	$(0.13)	$0.76	$2.26	$6.50

Diluted weighted average common shares	201	201	201	201	201	201	201	201

(a)	Certain computations may reflect rounding adjustments.
(b)

We calculate GAAP net loss per diluted share for fiscal 2020 using a weighted average of 185 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate Adjusted Earnings per diluted share (Non-GAAP) for fiscal 2020 on a fully diluted basis, using a weighted average of 186 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any cross-footing differences in those items are due to different weighted average share counts.

(c)	Adjusted Earnings per diluted share on an FX-Adjusted basis for fiscal 2020 was $6.92, which excludes the foreign currency exchange effect of $0.01.

NM	Computation not meaningful

Refer to the section entitled “Financial Statement Notes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended September 30, 2019			Quarter Ended September 30, 2018			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		FX- Adjusted (GAAP)		FX- Adjusted (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$45,979	$—	$45,979	$41,610	$—	$41,610	$—	$45,979	$—	$45,979	10%		10%		10%		10%
European Pharmaceutical Solutions	6,598	—	6,598	6,639	—	6,639	336	6,934	336	6,934	(1)		(1)		4		4
Medical-Surgical Solutions	2,056	—	2,056	1,948	—	1,948	—	2,056	—	2,056	6		6		6		6
Other (a)	2,983	—	2,983	2,878	—	2,878	30	3,013	30	3,013	4		4		5		5
Revenues	$57,616	$—	$57,616	$53,075	$—	$53,075	$366	$57,982	$366	$57,982	9%		9%		9%		9%
OPERATING PROFIT (LOSS) (4)
U.S. Pharmaceutical and Specialty Solutions	$639	$2	$641	$610	$25	$635	$—	$639	$—	$641	5%		1%		5%		1%
European Pharmaceutical Solutions	1	40	41	10	43	53	(1)	—	2	43	(90)		(23)		(100)		(19)
Medical-Surgical Solutions	129	37	166	105	33	138	—	129	—	166	23		20		23		20
Other (a) (6) (7) (8)	(1,311)	1,532	221	95	205	300	1	(1,310)	—	221	NM		(26)		NM		(26)
Operating profit (loss)	(542)	1,611	1,069	820	306	1,126	—	(542)	2	1,071	(166)		(5)		(166)		(5)
Corporate (2) (5)	(364)	218	(146)	(167)	24	(143)	—	(364)	—	(146)	118		2		118		2
Income (loss) from continuing operations before interest expense and income taxes	$(906)	$1,829	$923	$653	$330	$983	$—	$(906)	$2	$925	(239)%		(6)%		(239)%		(6)%
OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.39%		1.39%	1.47%		1.53%		1.39%		1.39%	(8	)bp	(14	)bp	(8	)bp	(14	)bp
European Pharmaceutical Solutions	0.02		0.62	0.15		0.80		—		0.62	(13)		(18)		(15)		(18)
Medical-Surgical Solutions	6.27		8.07	5.39		7.08		6.27		8.07	88		99		88		99

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit (loss) for Other includes equity earnings and charges from investment in Change Healthcare Joint Venture.

NM	Computation not meaningful

Refer to the section entitled “Financial Statement Notes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Six Months Ended September 30, 2019			Six Months Ended September 30, 2018			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		FX- Adjusted (GAAP)		FX- Adjusted (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$90,144	$—	$90,144	$82,587	$—	$82,587	$—	$90,144	$—	$90,144	9%		9%		9%		9%
European Pharmaceutical Solutions	13,308	—	13,308	13,574	—	13,574	748	14,056	748	14,056	(2)		(2)		4		4
Medical-Surgical Solutions	3,959	—	3,959	3,651	—	3,651	—	3,959	—	3,959	8		8		8		8
Other (a)	5,933	—	5,933	5,870	—	5,870	128	6,061	128	6,061	1		1		3		3
Revenues	$113,344	$—	$113,344	$105,682	$—	$105,682	$876	$114,220	$876	$114,220	7%		7%		8%		8%
OPERATING PROFIT (4)
U.S. Pharmaceutical and Specialty Solutions	$1,218	$23	$1,241	$1,153	$22	$1,175	$—	$1,218	$—	$1,241	6%		6%		6%		6%
European Pharmaceutical Solutions (3)	6	70	76	(550)	677	127	—	6	4	80	101		(40)		101		(37)
Medical-Surgical Solutions	254	71	325	198	65	263	—	254	—	325	28		24		28		24
Other (a) (1) (6) (7) (8)	(1,170)	1,667	497	209	304	513	1	(1,169)	3	500	(660)		(3)		(659)		(3)
Operating profit	308	1,831	2,139	1,010	1,068	2,078	1	309	7	2,146	(70)		3		(69)		3
Corporate (2) (5)	(539)	256	(283)	(290)	52	(238)	—	(539)	(1)	(284)	86		19		86		19
Income (loss) from continuing operations before interest expense and income taxes	$(231)	$2,087	$1,856	$720	$1,120	$1,840	$1	$(230)	$6	$1,862	(132)%		1%		(132)%		1%
OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.35%		1.38%	1.40%		1.42%		1.35%		1.38%	(5	)bp	(4	)bp	(5	)bp	(4	)bp
European Pharmaceutical Solutions	0.05		0.57	(4.05)		0.94		0.04		0.57	410		(37)		409		(37)
Medical-Surgical Solutions	6.42		8.21	5.42		7.20		6.42		8.21	100		101		100		101

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit (loss) for Other includes equity earnings and charges from investment in Change Healthcare Joint Venture.

Refer to the section entitled “Financial Statement Notes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30, 2019	March 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,356	$2,981
Receivables, net	18,984	18,246
Inventories, net	16,356	16,709
Prepaid expenses and other	657	529

Total Current Assets	37,353	38,465
Property, Plant and Equipment, Net	2,493	2,548
Operating Lease Right-of-Use Assets	2,002	—
Goodwill	9,408	9,358
Intangible Assets, Net	3,489	3,689
Investment in Change Healthcare Joint Venture	2,167	3,513
Other Noncurrent Assets	2,082	2,099

Total Assets	$58,994	$59,672

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$32,560	$33,853
Short-term borrowings	549	—
Current portion of long-term debt	302	330
Current portion of operating lease liabilities	362	—
Other accrued liabilities	3,372	3,443

Total Current Liabilities	37,145	37,626
Long-Term Debt	7,342	7,265
Long-Term Deferred Tax Liabilities	2,718	2,998
Long-Term Operating Lease Liabilities	1,763	—
Other Noncurrent Liabilities	1,950	2,103

Redeemable Noncontrolling Interests	1,384	1,393

McKesson Corporation Stockholders’ Equity	6,482	8,094
Noncontrolling Interests	210	193

Total Equity	6,692	8,287

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$58,994	$59,672

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Six Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$(200)	$473
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	463	475
Goodwill and other asset impairment charges	12	611
Deferred taxes	(380)	60
Credits associated with last-in, first-out inventory method	(48)	(43)
Equity earnings and charges from investment in Change Healthcare Joint Venture	1,450	112
Non-cash operating lease expense	180	—
Other non-cash items	144	(138)
Changes in assets and liabilities, net of acquisitions:
Receivables	(866)	(1,705)
Inventories	331	(398)
Drafts and accounts payable	(1,203)	1,197
Taxes	70	(99)
Operating lease liabilities	(189)	—
Other	77	(227)

Net cash provided by (used in) operating activities	(159)	318

INVESTING ACTIVITIES
Payments for property, plant and equipment	(126)	(178)
Capitalized software expenditures	(58)	(70)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(95)	(840)
Other	(6)	105

Net cash used in investing activities	(285)	(983)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	8,670	19,735
Repayments of short-term borrowings	(8,122)	(18,342)
Common stock transactions:
Issuances	78	38
Share repurchases, including shares surrendered for tax withholding	(1,452)	(888)
Dividends paid	(148)	(139)
Other	(229)	(206)

Net cash provided by (used in) financing activities	(1,203)	198

Effect of exchange rate changes on cash, cash equivalents and restricted cash	22	(87)

Net decrease in cash, cash equivalents and restricted cash	(1,625)	(554)
Cash, cash equivalents and restricted cash at beginning of period	2,981	2,672

Cash, cash equivalents and restricted cash at end of period	$1,356	$2,118

McKESSON CORPORATION

FINANCIAL STATEMENT NOTES

(1)

Operating expenses for the first half of fiscal 2019 include a gain from an escrow settlement of $97 million (pre-tax and after-tax) representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health, within Other. This gain is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(2)

Operating expenses for the second quarter and first half of fiscal 2020 include a charge of $82 million (pre-tax and after-tax) recorded in connection with an agreement reached in principle to settle all opioids related claims filed by two Ohio counties, within Corporate. These charges are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(3)

Operating expenses for the first half of fiscal 2019 include non-cash goodwill impairment charges of $570 million (pre-tax and after-tax) for our European Pharmaceutical Solutions segment. This charge is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(4)

Operating expenses for the second quarter and first half of fiscal 2020 include pre-tax restructuring, impairment and related charges of $45 million ($35 million after-tax) and $68 million ($52 million after-tax), primarily for our Europe business and Corporate. The second quarter and first half of fiscal 2019 include pre-tax restructuring, impairment and related charges of $82 million ($67 million after-tax) and $178 million ($152 million after-tax), primarily for our Canada and Europe businesses and Corporate.

(5)

Other income (expense) for the second quarter and first half of fiscal 2020 includes a pre-tax charge of $105 million ($78 million after-tax) and $122 million ($90 million after-tax) representing settlement charges related to our frozen U.S. defined benefit pension plan, within Corporate. These charges are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(6)

Equity earnings and charges from investment in Change Healthcare Joint Venture for the second quarter and first half of fiscal 2020 includes a pre-tax charge of $1,157 million ($864 million after-tax) representing an other-than-temporary impairment of McKesson’s investment in Change Healthcare Joint Venture. This charge is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables within Other.

(7)

Equity earnings and charges from investment in Change Healthcare Joint Venture for the second quarter and first half of fiscal 2020 includes a pre-tax charge of $246 million ($184 million after-tax) representing the difference between our proportionate share of the IPO proceeds and the dilution effect on our investment's carrying value. Upon the completion of the IPO by Change Healthcare Inc. in July 2019, McKesson's equity ownership interest in the joint venture diluted from approximately 70% to 58.5%. This charge is included under "Transaction-Related Expenses and Adjustments" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables within Other.

(8)

Equity earnings and charges from investment in Change Healthcare Joint Venture includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $63 million and $77 million for the second quarters of fiscal 2020 and 2019 and $140 million and $154 million for the first half of fiscals 2020 and 2019.

1 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•

Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from Adjusted Earnings.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; certain discrete benefits and subsequent true-up adjustments related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate. Prior to fiscal 2020, this category also included certain gains or losses from divestitures of businesses that did not qualify as discontinued operations.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, the Company’s investment in Change Healthcare Joint Venture’s financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted earnings per diluted share.

2 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•

FX-Adjusted (Non-GAAP): McKesson also presents its financial results on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.